UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 14, 2010
Mistras Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001- 34481 (Commission File Number)	22-3341267 (IRS Employer Identification No.)

195 Clarksville Road Princeton Junction, New Jersey (Address of principal executive offices)	08550 (Zip Code)
Registrant’s telephone number, including area code: (609) 716-4000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d 2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders
Mistras Group, Inc. (the “Company”) held its 2010 annual shareholders meeting on October 14, 2010. Shareholders elected the six nominees for election to the Board of Directors one-year terms and ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011, the only matters voted upon at the meeting. The voting results are set forth below.
1. The six nominees for election to the Board of Directors were elected based upon the following votes:

Nominee	Votes For	Withheld	Abstentions	Broker Non Votes
Daniel M. Dickinson	18,024,164	4,291,212	0	945,385
James J. Forese	22,303,870	11,506	0	945,385
Richard H. Glanton	17,998,307	4,317,069	0	945,385
Michael J. Lange	22,304,770	10,606	0	945,385
Manuel N. Stamatakis	18,028,349	4,287,027	0	945,385
Sotirios J. Vahaviolos	22,300,101	15,275	0	945,385
2. The proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for fiscal year 2011 was approved based upon the following votes:

		Percent of
	Number of Votes	Votes Present
Votes for approval	23,223,455	99.8%
Votes against	5,048	*
Abstentions	32,258	*
There were no broker non-votes for this item.

*	Less than 1%.
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MISTRAS GROUP, INC.
Date: October 18, 2010	By:	/s/ Michael C. Keefe
		Name:	Michael C. Keefe
		Title:	Executive Vice President, General Counsel and Secretary